UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2024
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Grindr Inc.
(Exact name of registrant as specified in its charter)
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Commission file number 001-39714
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Delaware	92-1079067
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

PO Box 69176, 750 N. San Vicente Blvd., Suite RE 1400 West Hollywood, California	90069
(Address of Principal Executive Offices)	(Zip Code)
(310) 776-6680
Registrant's telephone number, including area code
N/A
(Former name or former address, if changed since last report)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GRND	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	GRND.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Amendment and Restatement of Grindr Inc. 2022 Equity Incentive Plan
On July 19, 2024, Grindr Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”), at which a quorum was present, and at which the Company’s stockholders approved an amendment and restatement of the Grindr Inc. 2022 Equity Incentive Plan (the “Amended 2022 Plan”). The Amended 2022 Plan was amended and restated to increase the number of shares of common stock reserved for issuance under the Amended 2022 Plan by 2,860,300 shares from 13,764,400 shares to 16,624,700 shares. The Amended 2022 Plan became effective immediately upon stockholder approval at the Annual Meeting.
A summary of the material terms of the Amended 2022 Plan is set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 25, 2024 (the “Proxy Statement”). The summaries of the Amended 2022 Plan set forth above and in the Proxy Statement do not purport to be complete and are qualified in their entirety to the full text of the Amended 2022 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07     Submission of Matters to a Vote of Security Holders.
2024 Annual Meeting of Stockholders
On July 19, 2024, the Company held its Annual Meeting, at which a quorum was present. As of June 24, 2024, the record date for the Annual Meeting, 175,797,495 shares of common stock were outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted on at the Annual Meeting, as well as the votes cast with respect to each matter, and if applicable, the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter can be found in the Proxy Statement.
Proposal One: Election of Directors
The Company’s stockholders elected the eight persons listed below to serve on the Company’s board of directors until the Company’s 2025 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
George Arison	159,556,267	1,101,432	4,356,445
G. Raymond Zage, III	159,234,581	1,423,118	4,356,445
James Fu Bin Lu	152,170,110	8,487,589	4,356,445
J. Michael Gearon, Jr.	156,056,872	4,600,827	4,356,445
Daniel Brooks Baer	159,632,846	1,024,853	4,356,445
Meghan Stabler	151,525,432	9,132,267	4,356,445
Gary I. Horowitz	151,525,882	9,131,817	4,356,445
Nathan Richardson	150,797,814	9,859,885	4,356,445
Proposal Two: Amendment and Restatement of the Grindr Inc. 2022 Equity Incentive Plan
The Company’s stockholders approved the amendment and restatement of the Amended 2022 Plan. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
149,097,856	10,557,842	1,002,001	4,356,445

Proposal Three: Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the selection by the Audit Committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final voting results are as follows:

Votes For	Votes Against	Abstentions
164,977,474	15,027	21,643

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Grindr Inc. 2022 Equity Incentive Plan and forms of award agreement thereunder
104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024

GRINDR INC.

By:

/s/ Vandana Mehta-Krantz
Vandana Mehta-Krantz
Chief Financial Officer